Exhibit 10.67

Performance Share Award Agreement

Participant Name

It is my pleasure to inform you that you are hereby granted a Performance Share Award (“Award”), subject to the terms and conditions contained in this Award Agreement, the applicable Long-Term Incentive Compensation Program Overview (“Overview”) and the terms of the Fifth Third Bancorp 2021 Incentive Compensation Plan (the “Plan”) (collectively, the Award Agreement, Overview, and Plan shall be referred to herein as the “Award Terms”).

Grant Date of Performance Share Award
Performance Period

Performance Shares Granted
Performance Goals

Grant Date
The three-year period beginning January 1st of the year of grant and ending December 31st three years later
Quantity Granted
Return on Average Common Equity (ROACE) Relative to Peer Group, Adjusted Return on Tangible Common Equity (ROTCE), Efficiency Ratio, and Risk Performance Evaluation Rating of “Achieves” or above

These Performance Shares will vest on the third anniversary of the Grant Date subject to achievement of Performance Goals. The number of vested Performance Shares earned as part of this Award, if any, and the value of such Award will be determined following the end of the 3-year Performance Period based upon Performance Goals achieved. Details regarding the Performance Goals and their impact on the number of Performance Shares earned and forfeiture of Performance Shares are contained in the Overview.

Separation from employment impacts the vesting and earning of this Award. For details on the impact of employment separations, including the definition of Retirement applicable to this Award, please review the Award Terms.

Any bonus, commission, compensation, or award granted to you under the Plan is subject to recovery, or “clawback” by the Company in such amount and with respect to such time period as the Committee shall determine to be required by policy, applicable law, rules, or regulations if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, or as otherwise required by law. In addition, all executive compensation plans and awards are automatically amended as necessary to comply with the requirements and/or limitations under any other laws, rules, regulations, or regulatory agreements up to and including a revocation of this Award.

Acceptance of this Award confirms your agreement to the Award Terms (copies of which were delivered with this Award Agreement) including the Confidential Information and Non-Solicitation Agreement located on the following pages. In the event of any conflict between the terms of this Award Agreement and the Plan, the terms of the Plan shall control. In addition, you confirm that you have received, or have access to, the 2021 Incentive Compensation Plan Prospectus.

This Award will expire by its own terms unless accepted within 60 days.

For Fifth Third Bancorp:

                                             Grant Date

Tim Spence
President and Chief Executive Officer

Acceptance Date
Signature

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

CONFIDENTIAL INFORMATION AND NON-SOLICITATION AGREEMENT

This Confidential Information and Non-Solicitation Agreement (“Agreement”) is made by and between Fifth Third Bancorp (which includes its subsidiaries and/or affiliated entities, hereinafter collectively referred to as “the Company”) and the undersigned Employee.

RECITALS

A.The Company is a diversified financial services company that operates four main businesses - Commercial Banking, Branch Banking, Consumer Lending, and Wealth and Asset Management;
B.The Company has informed Employee herein that the execution of this Agreement, being in the best interests of the Company, is a condition of employment of the Employee or, in the case of an existing employee, to the continued employment of the Employee by the Company; and
C.The Company has informed Employee herein that the execution of this Agreement is a condition of the receipt of any Long-Term Incentive Award issued under the Fifth Third Bancorp 2021 Incentive Compensation Plan.

NOW, THEREFORE, in consideration of the Recitals and the mutual covenants contained herein, it is mutually agreed as follows:

AGREEMENT
SECTION 1.    COVENANT NOT TO USE CONFIDENTIAL INFORMATION

A.As a necessary function of Employee’s employment with the Company, Employee will have access to, use, receive, and otherwise acquire various kinds of customer, business, and technical information relating to the Company’s business that is of a confidential nature to the Company, whether or not such information is specifically labeled as “confidential”. Employee agrees that such confidential information includes, for example, the following:

Current, prospective and former customer names and information, including but not limited to contact, financial and account information; product information; compensation plans and arrangements, including incentive compensation plans; performance specifications; pricing, profit margin, and other financial information; product specifications; vendor information; Company training, reference and/or educational materials; Company forecasts/plans/pipelines; objectives and strategies; quality control and/or compliance standards; business referrals, suppliers, and customer lists; unpublished works of any nature whether or not copyrightable; business plans; Company research and/or development materials relating to the Company’s business; information contained in pending patent applications; inventions, technical improvements, and ideas; and all other information and knowledge in whatever form used or useful in management, marketing, purchasing, finance, or operations of the Company’s business and any compilation of such information and all other similar information used by the Company that is not available to those outside of the Company (hereinafter collectively referred to as “Confidential Information”)

B.Employee also understands that he or she will occupy a position of confidence and trust with respect to the Company’s Confidential Information during his or her employment. Employee acknowledges and agrees that such Confidential Information is not generally known outside of the Company, that the Company has taken measures to guard the secrecy of its Confidential Information, that such information is extremely valuable and an essential asset of the Company’s business, and that such information, if disclosed without authorization to a third party or used by Employee for purposes other than conducting the Company business would cause irreparable harm to the Company and/or its customers.

C.Employee further agrees that, during Employee’s employment with the Company and following his or her termination for whatever reason, Employee will not disclose or use, directly or indirectly, or authorize or permit anyone under his or her direction to disclose to anyone, any Confidential Information of the Company that he or she obtains during the course of his or her employment relating to or otherwise concerning the business of the Company, whether or not acquired, originated, or developed in whole or in part by Employee.

D.The obligations set forth herein shall not apply to any trade secrets or Confidential Information that has become generally known to competitors of the Company through no act or omission of Employee, nor shall the obligations set forth herein apply to disclosures made pursuant to the Sarbanes-Oxley Act of 2002. However, Employee agrees that after termination of employment he or she will not compile pieces of information from several sources and assemble them together in any manner in an attempt to circumvent a violation of his or her confidentiality obligations to the Company or attempt to demonstrate thereby that any of the Confidential Information is in the public domain.

E.Under the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to Employee’s attorney in relation to a lawsuit for retaliation against Employee for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

F.Employee understands that nothing contained in this Plan limits Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Employee further understands that this Plan does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.

SECTION II.    COVENANT PROHIBITING COMPETITION AND SOLICITATION OF CUSTOMERS

Confidential Information of the Company gained by Employee during employment is developed by the Company through substantial expenditures of time, effort, and financial resources, and constitutes valuable and unique property of the Company. Employee acknowledges, understands, and agrees that the foregoing makes it necessary for the protection of the Company’s business that Employee does not divert business of the Company’s customers from the Company and that he or she maintain the confidentiality and integrity of Confidential Information. Therefore, Employee agrees that during his or her employment and for a period of one (1) year thereafter he or she will not:

A.Enter into an ownership, consulting or employment arrangement with, or render services for, any individual or entity rendering services or handling products competitive with the Company in any geographic region or territory in which Employee worked or for which I had responsibility during the twenty-four (24) month period preceding Employee’s departure from the Company;

B.Directly or indirectly solicit, divert, entice or take away any customers, business or prospective business with whom he or she had contact, involvement or responsibility during his or her employment with the Company, or attempt to do so for the sale of any product or service that competes with a product or service offered by the Company;

C.    Directly or indirectly solicit, divert, entice or take away any potential customer identified, selected or targeted by the Company with whom he or she had contact, involvement or responsibility during his or her employment with the Company, or attempt to do so for the sale of any product or service that competes with a product or service offered by the Company; or

D.Accept or provide assistance in the accepting of (including, but not limited to, providing any service, information or assistance or other facilitation or other involvement) business or orders from customers or any potential customers of the Company with whom he or she has had contact, involvement, or responsibility on behalf of any third party or otherwise for his or her own benefit.

Nothing contained in this Section shall preclude Employee from accepting employment with or creating his or her own company, firm, or business that competes with the Company so long as his or her activities do not violate any of the terms of this Agreement.

SECTION III.    COVENANT NOT TO SOLICIT EMPLOYEES

Employee agrees that during his or her employment with the Company and for a period of one (1) year thereafter, he or she will not directly or indirectly, recruit, hire or attempt to neither recruit or hire, directly or by assisting others, any other employee of Fifth Third, nor encourage any such employee to leave the employment of Fifth Third. Among other things, this paragraph means that Participant agrees not to engage in discussions with any officer, manager, employee, or independent contractor of Fifth Third in an attempt to induce or encourage the individual to end his or her relationship with Fifth Third, not to share any Fifth Third officer, manager, employee, or independent contractor’s name or contact information with any other person or entity so that the person or entity can speak to Fifth Third’s officer, manager, employee, or independent contractor about potentially leaving Fifth Third, and not to participate in any interviewing or hiring of a Fifth Third officer, manager, employee, or independent contractor.

SECTION IV.    EMPLOYEE WARRANTIES

Employee represents and warrants that his or her employment with the Company and the performance of this Agreement will not violate any express or implied obligation to any former employer or other party. Employee further represents that he or she has not brought with him or her and will not use or disclose during his or her employment with the Company any information, documents, or materials subject to any legally enforceable restrictions or obligations as to confidentiality or secrecy. Furthermore, Employee shall not make any agreements with or commitments to any person, firm, or corporation that would prevent, restrict, or hinder the performance of Employee’s duties and obligations under this Agreement. In addition, Employee agrees that he or she shall share a copy of this Agreement with any subsequent employer in order to ensure that there is no violation hereof, and Employee consents to the Company sharing a copy of this Agreement with any such employer.

SECTION V.    OTHER PROVISIONS

A.Restrictive Covenant Breach: If you breach any of the terms of the restrictive covenants in Sections I., II., or III. of this Grant Agreement, (1) the terms of those Sections will be extended by the period of the breach, and (2) any and all Restricted Stock Units granted under this Agreement that are not yet vested shall be immediately and irrevocably forfeited.  This paragraph does not constitute Fifth Third’s exclusive remedy for any violation of your restrictive covenant obligations, and Fifth Third may seek additional legal or equitable remedies, including injunctive relief, for any such violation or breach.
B.Governing Law: This Agreement and all the rights, duties and remedies of the parties hereunder shall be governed by the laws of the state of Ohio. The Company shall have the right to specifically enforce the covenants contained in this Agreement, in addition to any other legal, equitable (including specifically, but not limited to temporary restraining orders or preliminary or permanent injunctive relief) or other remedies as may be available to the Company for Employee’s breach of any such covenants.
C.Severability: If any provision of this Agreement is declared invalid or unenforceable, such provision shall be deemed modified to the extent necessary and possible to render it valid and enforceable.
D.Waiver/Modification: No waiver or modification of this Agreement will be valid unless in writing and duly executed by the party against whom enforcement is sought. Failure of the Company to enforce any provision of this Agreement shall not be construed as a waiver of such provision or of the right of the Company thereafter to enforce each and every provision.
E.At-Will Nature of Employment: Employee understands that nothing in this Agreement requires him or her to continue employment with the Company for any particular length of time or requires that the Company continue to employ Employee for any particular length of time.
F.Successors/Assigns: The terms and provisions of this Agreement shall be binding on and inure to the benefit of the successors and assigns of the Company (including but not limited to any corporate successor of The Company) and Employee’s heirs, executors and personal representatives. As part of this provision, Employee understands and agrees that should Employee become employed by another entity owned or otherwise affiliated with Fifth Third Bancorp (such as its subsidiaries, divisions or unincorporated affiliates), the obligations of this Agreement follow Employee to such other entity automatically and without further action, and that entity becomes the “Company” within the meaning of this Agreement.
G.Obligation to Comply With Other Laws: The duties Employee owes the Company under this Agreement shall be deemed to include federal, state and common law obligations of employees to their employers. This Agreement is intended, amongst other things, to supplement the provisions of state trade secret law and duties Employee owes the Company under common law, including but not limited to the duty of loyalty, and does not in any way supersede any of the obligations or duties Employee otherwise owe the Company.
H.Obligation to Comply With Other Agreements: This Agreement is in addition to and not in lieu of other non-solicitation, non-disclosure, and non- competition obligations Employee may owe to the Company.
I.Attorney’s Fees: If the Company must enforce any of its rights under this Agreement through legal proceedings, Employee agrees to reimburse the Company for all reasonable costs, expenses, and attorney’s fees incurred by it in connection with the enforcement of its rights.
J.Injunctive Relief: Employee acknowledges that should Employee violate any of the provisions of this Agreement, the Company will suffer irreparable harm and not have adequate an adequate remedy at law. Accordingly, Employee agrees that the Company may seek injunctive relief to restrain any such violation, as well as equitable relief, in a court of competent jurisdiction.
K.Counterparts: This Agreement may be signed in counterparts.

THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS. They further acknowledge that they have exercised due diligence in reviewing this Agreement, and that each has been advised to, and has had adequate opportunity to consult with legal counsel or other advisors to the extent that each deemed such consultation necessary.